EXHIBIT 23(b)

CONSENT OF ARTHUR ANDERSEN LLP

To Old Kent Financial Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Merchants Bancorp, Inc. Thrift Plan of our report dated January 14, 1999, included in Old Kent Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

/s/Arthur Andersen LLP

Chicago, Illinois
February 21, 2000